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                                                                  EXHIBIT (d)(3)



                           EDEN BIOSCIENCE CORPORATION
           1995 COMBINED INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT

To:                                                   Date of Grant:

    We are pleased to inform you that you have been granted a stock option for the purchase of shares of common stock of EDEN Bioscience Corporation a Washington corporation (the "Company"), under the 1995 Combined Incentive and Nonqualified Stock Option Plan (the "Plan"). The terms of the option are as set forth in the Plan and in this Agreement and the Plan is incorporated into this Agreement by reference. The terms are as follows:

        NUMBER OF SHARES:                             EXERCISE PRICE:

        TYPE OF OPTION:                               TERM:

        VESTING:



ISO QUALIFICATION: To the extent that the aggregate fair market value of the shares with respect to which the option is exercisable for the first time by you during any calendar year (under this option and all other incentive stock options you hold) exceeds $100,000, the excess portion will be treated as a nonqualified stock option, unless the Internal Revenue Service changes the rules and regulations governing the $100,000 limit for incentive stock options.

TERMINATION: The option will terminate in accordance with the terms of the Plan in the event your employment or other service with the Company terminates. The option must be exercised within three months after termination of employment for reasons other than death or disability and one year after termination of employment due to disability to qualify for the beneficial tax treatment afforded to incentive stock options.

PAYMENT FOR SHARES: Unless the Plan Administrator at any time determines otherwise, the option may be exercised by the delivery of (a) cash or check; (b) tendering (either actually or, by attestation) shares of the capital stock of the Company held by you for a period of at least six months having a fair market value at the time of exercise equal to the exercise price; or (c) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations.

TRANSFER OF OPTION: The option is not transferable except by will, to a designated beneficiary, or by the applicable laws of descent and distribution.

        HOLDING PERIODS:

        a.     SECURITIES AND EXCHANGE ACT SECTION 16

If an individual subject to Section 16 of the Exchange Act sells shares of Common Stock obtained upon the exercise of a stock option within six months after the date the option was granted, such sale may result in short-swing profit liability under Section 16(b) of the Exchange Act.

        b.     TAXATION OF STOCK OPTIONS
In order to obtain certain tax benefits afforded to incentive stock options under Section 422 of the Code, an optionee must hold the shares issued upon the exercise of an incentive stock option for two years after the date of grant of the option and one year from the date of exercise. An optionee may be subject to the alternative minimum tax at the time of exercise. Tax advice should be obtained when exercising any option and prior to the disposition of the shares issued upon the exercise of any option.



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REGISTRATION: YOUR PARTICULAR ATTENTION IS DIRECTED TO SECTION 11 OF THE PLAN,
WHICH DESCRIBES CERTAIN IMPORTANT CONDITIONS RELATING TO FEDERAL AND STATE SECURITIES LAWS THAT MUST BE SATISFIED BEFORE THE OPTION CAN BE EXERCISED AND BEFORE THE COMPANY CAN ISSUE ANY SHARES TO YOU. THE COMPANY HAS NO OBLIGATION TO REGISTER THE SHARES THAT WOULD BE ISSUED UPON THE EXERCISE OF YOUR OPTION, AND IF IT NEVER REGISTERS THE SHARES, YOU WILL NOT BE ABLE TO EXERCISE THE OPTION UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AT THE PRESENT TIME, EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE VERY LIMITED AND MIGHT BE UNAVAILABLE TO YOU PRIOR TO THE EXPIRATION OF THE OPTION. CONSEQUENTLY, YOU MIGHT HAVE NO OPPORTUNITY TO EXERCISE THE OPTION AND TO RECEIVE SHARES UPON SUCH EXERCISE.

Please execute the Acceptance and Acknowledgment set forth below on the enclosed copy of this Agreement and return it to the undersigned.

                                             Very truly yours,

                                             EDEN BIOSCIENCE CORPORATION


                                             By
                                               ---------------------------------
                                               Its
                                                  ------------------------------



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                          ACCEPTANCE AND ACKNOWLEDGMENT

I, a resident of the State of ___________________, accept the stock option described above and the Plan, and acknowledge receipt of a copy of this Agreement and a copy of the Plan. I have read and understand the Plan, including the provisions of Section 11.

Dated:
      -----------------

-----------------------------------          -----------------------------------
Taxpayer I.D. Number                                         Name

                                             Address
                                                    ----------------------------

                                             -----------------------------------

                                             -----------------------------------

By his or her signature below, the spouse of the Optionee, if such Optionee is legally married as of the date of his or her execution of this Agreement, acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Agreement and the Plan.

Dated:
      -----------------
                                             -----------------------------------
                                             Spouse's Signature

                                             -----------------------------------
                                             Printed Name

By his or her signature below, the Optionee represents that he or she is not legally married as of the date of execution of this Agreement.

Dated:
      -----------------
                                             -----------------------------------
                                             Bradley S. Powell



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                       NOTICE OF EXERCISE OF STOCK OPTION

To:  EDEN BIOSCIENCE CORPORATION

    I, a resident of the State of ___________________, hereby exercise my incentive stock option granted by EDEN Bioscience Corporation (the "Company") on 8/9/2000, subject to all the terms and provisions thereof and of the 1995 Plan referred to therein, and notify the Company of my desire to purchase ______ shares of Common Stock of the Company (the "Securities") at the exercise price of $14.00 per share which were offered to me pursuant to said option.

    I hereby represent and warrant that (1) I have been furnished with a copy of the Plan and all information which I deem necessary to evaluate the merits and risks of the purchase of the Securities; (2) I have had the opportunity to ask questions and receive answers concerning the information received about the Securities and the Company; and (3) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Securities and the Company.

    I am aware that the Securities have not been registered under the Federal Securities Act of 1933 (the "1933 Act") or any state securities laws, pursuant to exemption(s) from registration. I understand that the reliance by the Company on such exemption(s) is predicated in part upon the truth and accuracy of the statements by me in this Notice of Exercise.

    I hereby represent and warrant that I am purchasing the Securities for my own personal account for investment and not with a view to the sale or distribution of all or any part of the Securities.

    I understand that because the Securities have not been registered under the 1933 Act, I must continue to bear the economic risk of the investment for an indefinite time and the Securities cannot be sold unless the Securities are subsequently registered or an exemption from registration is available.

    I agree that I will in no event sell or distribute all or any part of the Securities unless (1) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Securities or (2) the Company receives an opinion of my legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

    I consent to the placing of a legend on my certificate(s) for the Securities stating that the Securities have not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Securities until the Securities may be legally resold or distributed.

    I understand that at the present time Rule 144 of the Securities and Exchange Commission ("SEC") may not be relied on for the resale or distribution of the Securities by me. I understand that the Company has no obligation to me to register the Securities with the SEC and has not represented to me that it will register the Securities.

    I AM ADVISED, PRIOR TO MY PURCHASE OF THE SECURITIES, THAT NEITHER THE OFFERING OF THE SECURITIES NOR ANY OFFERING MATERIALS HAVE BEEN REVIEWED BY ANY ADMINISTRATOR UNDER THE SECURITIES ACT OF 1933, THE WASHINGTON STATE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES ACT (THE "ACTS") AND THAT THE SECURITIES HAVE NOT BEEN REGISTERED UNDER ANY OF THE ACTS AND THEREFORE CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER THE ACTS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


Dated:
      -----------------                      -----------------------------------
                                             Bradley S. Powell

                                             Address
-----------------------------------                 ----------------------------
Taxpayer I.D. Number
                                             -----------------------------------

                                             -----------------------------------

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                                     RECEIPT

_________________________ hereby acknowledges receipt from Bradley S. Powell in payment for ______________ shares of Common Stock of EDEN Bioscience Corporation a Washington corporation, of $_____________ in the form of

[ ]     Cash
[ ]     Check (personal, cashier's or bank certified)
        [ ] __________ shares of the Company's Common Stock, fair market value $_______ per share held by the Optionee for a period of at least six months
[ ]     Copy of irrevocable instructions to Broker

Date:
     ------------------------------          -----------------------------------
FMV on such date:  $______________           For:  EDEN Bioscience Corporation